Registration Statement No. 333-173924
Filed Pursuant to Rule 424(b)(2)
Subject to Completion, dated March 30, 2012
Pricing Supplement to the Prospectus dated June 22, 2011,
the Prospectus Supplement dated June 22, 2011, and the Product Supplement dated November 9, 2011

US$    ●
Senior Medium-Term Notes, Series B
Reverse Exchangeable Notes
Each Linked to a Single Reference Stock Issuer

•
This pricing supplement relates to seventeen separate note offerings. Each issue of the notes is linked to one, and only one, Reference Stock. You may participate in any of the seventeen offerings or, at your election, in two or more of the offerings. This pricing supplement does not, however, allow you to purchase a single note linked to a basket of some or all of the Reference Stocks described below.

•
The notes are designed for investors who seek an interest rate that is higher than that of a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning the common equity securities of the applicable Reference Stock Issuer, and be willing to lose some or all of their principal at maturity.

•	Investing in the notes is not equivalent to investing in the shares of any of the Reference Stocks.

•
Each issue of the offered notes will pay interest monthly at the fixed per annum rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Stock Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price below the applicable Trigger Price during the Monitoring Period, as described below.

•	Any payment at maturity is subject to the credit risk of Bank of Montreal.

•
Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the applicable Cash Delivery Amount), in each case, together with any accrued and unpaid interest, as described below.

•	The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000.

•	Our subsidiary, BMO Capital Markets Corp., is the agent for this offering. See “Supplemental Plan of Distribution—Conflicts of Interests” below.

(continued on the next page)

RevEx Number	Reference Stock Issuer	Ticker Symbol	Principal Amount*	Interest Rate per Annum*	Trigger Price (% of the Initial Stock Price)	Initial Stock Price *	Term (in months)	CUSIP	Price to Public	Agent’s Commission	Proceeds to Bank of Montreal
0727	AK Steel Holding Corporation	AKS		13.00%	80%		3	06366Q6A0	100%	●% US$●	●% US$●
0728	Clean Energy Fuels Corp.	CLNE		12.00%	75%		3	06366Q6B8	100%	●% US$●	●% US$●
0729	Riverbed Technology, Inc.	RVBD		14.50%	80%		3	06366Q6C6	100%	●% US$●	●% US$●
0730	United States Steel Corporation	X		14.00%	80%		3	06366Q6D4	100%	●% US$●	●% US$●
0731	Amazon.com, Inc.	AMZN		9.00%	80%		6	06366Q6E2	100%	●% US$●	●% US$●
0732	Bank of America Corporation	BAC		10.50%	70%		6	06366Q6F9	100%	●% US$●	●% US$●
0733	CF Industries Holdings, Inc.	CF		10.50%	75%		6	06366Q6G7	100%	●% US$●	●% US$●
0734	Salesforce.com, Inc.	CRM		12.00%	80%		6	06366Q6H5	100%	●% US$●	●% US$●

* The actual principal amount, interest rate and Initial Stock Price for each note will be set on the pricing date.
Investing in the notes involves risks, including those described in the “Selected Risk Considerations” section beginning on page P-5 of this pricing supplement, the “Additional Risk Factors Relating to the Notes” section beginning on page PS-5 of the product supplement, and the “Risk Factors” sections beginning on page S-3 of the prospectus supplement and on page 7 of the prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement, the product supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.
The notes will be our unsecured obligations and will not be savings accounts or deposits that are insured by the United States Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or instrumentality or other entity.
We expect to deliver the notes through the facilities of The Depository Trust Company on or about April 18, 2012.

BMO CAPITAL MARKETS

(continued from the previous page)

RevEx Number	Reference Stock Issuer	Ticker Symbol	Principal Amount*	Interest Rate per Annum*	Trigger Price (% of the Initial Stock Price)	Initial Stock Price *	Term (in months)	CUSIP	Price to Public	Agent’s Commission	Proceeds to Bank of Montreal
0735	Freeport-McMoRan Copper & Gold Inc.	FCX		12.00%	80%		6	06366Q6J1	100%	●% US$●	●% US$●
0736	Goodyear Tire & Rubber Company	GT		13.00%	80%		6	06366Q6K8	100%	●% US$●	●% US$●
0737	Halliburton Company	HAL		10.00%	80%		6	06366Q6L6	100%	●% US$●	●% US$●
0738	lululemon athletica inc.	LULU		13.00%	75%		6	06366Q6M4	100%	●% US$●	●% US$●
0739	MercadoLibre, Inc.	MELI		13.25%	80%		6	06366Q6N2	100%	●% US$●	●% US$●
0740	Transocean Ltd.	RIG		9.50%	80%		6	06366Q6P7	100%	●% US$●	●% US$●
0741	Silver Wheaton Corporation	SLW		12.50%	80%		6	06366Q6Q5	100%	●% US$●	●% US$●
0742	Urban Outfitters, Inc.	URBN		9.50%	80%		6	06366Q6R3	100%	●% US$●	●% US$●
0743	Wynn Resorts Limited	WYNN		12.00%	80%		6	06366Q6S1	100%	●% US$●	●% US$●

Key Terms of all the Notes:

Payment at Maturity:	The payment at maturity for each of the notes is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 in principal amount of the note, unless:

	(1)	the applicable Final Stock Price is less than the applicable Initial Stock Price; and

(2)
on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined to a price that is less than the applicable Trigger Price.  (“Closing Price Monitoring” is applicable to the notes.)

If the conditions described in both (1) and (2) are satisfied, you will receive at maturity, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Delivery Amount). Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Delivery Amount will most likely be substantially less than the principal amount of your notes, and may be zero.

Pricing Date:	On or about April 13, 2012

Settlement Date:	On or about April 18, 2012

Interest Payment Dates:
Interest on the notes will be paid in equal monthly installments on or about the 18th day of each month, beginning on April 18, 2012, to and including the applicable maturity date (subject to postponement as described in the product supplement).

Monitoring Period:	The period from the pricing date to and including the applicable Valuation Date.

Physical Delivery Amount:
The number of shares of the applicable Reference Stock, per $1,000 in principal amount of the notes, equal to $1,000 divided by the applicable Initial Stock Price, subject to adjustments, as described in the product supplement.  Any fractional shares will be paid in cash. Payment of the Physical Delivery Amount and the maturity of the notes may be postponed by up to ten business days under certain circumstances, as set forth in the section of the product supplement, “General Terms of the Notes—Payment at Maturity—Physical Delivery Amount.”

Cash Delivery Amount:
For each Reference Stock, the amount in cash equal to the product of (1) the Physical Delivery Amount and (2) the Final Stock Price of that Reference Stock, subject to adjustments, as described in the product supplement.

Initial Stock Price:
The closing price of the applicable Reference Stock on the pricing date.  The Initial Stock Price is subject to adjustments in certain circumstances. See “General Terms of the Notes — Payment at Maturity” and “— Anti-dilution Adjustments” in the product supplement for additional information about these adjustments.

Final Stock Price:	The closing price of the applicable Reference Stock on the applicable Valuation Date.

Automatic Redemption:	Not Applicable

Key Dates of 3 Month RevEx:		Key Dates of 6 Month RevEx:

Valuation Date:	On or about July 13, 2012	Valuation Date:	On or about October 15, 2012

Maturity Date:	On or about July 18, 2012	Maturity Date:	On or about October 18, 2012

The pricing date and the settlement date are subject to change. The actual pricing date, settlement date, interest payment dates, valuation dates and maturity dates for each of the notes will be set forth in the final pricing supplement.

We may use this pricing supplement in the initial sale of notes. In addition, BMO Capital Markets Corp. or another of our affiliates may use this pricing supplement in market-making transactions in any notes after their initial sale. Unless our agent or we inform you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

Additional Terms of the Notes

This pricing supplement relates to seventeen separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (and not to a basket that includes any other Reference Stock). You may participate in any of the note offerings or, at your election, in two or more of the offerings.

You should read this pricing supplement together with the product supplement dated November 9, 2011, the prospectus supplement dated June 22, 2011 and the prospectus dated June 22, 2011. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours or the agent. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors Relating to the Notes” in the product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement dated November 9, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000121465911003814/f1024111424b5.htm

•	Prospectus supplement dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000095012311060741/o71090b5e424b5.htm

•	Prospectus dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000095012311060730/o71090b2e424b2.htm

Our Central Index Key, or CIK, on the SEC website is 927971.  As used in this pricing supplement, the “Company,” “we,” “us” or “our” refers to Bank of Montreal.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks.  These risks are explained in more detail in the “Additional Risk Factors Relating to the Notes” section of the product supplement dated November 9, 2011.

•
Your investment in the notes may result in a loss. — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Stock Price and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price to a closing price that is less than the applicable Trigger Price on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a number of shares of the applicable Reference Stock (or, at our election, the Cash Delivery Amount).  We expect that the market value of those shares or the Cash Delivery Amount will be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.

•
Your return on the notes is limited to the principal amount plus accrued interest regardless of any appreciation in the value of the applicable Reference Stock. — You will not receive a payment at maturity with a value greater than your principal amount, plus accrued and unpaid interest.  This will be the case even if the Final Stock Price exceeds the Initial Stock Price by a substantial amount.

•
Your investment is subject to the credit risk of Bank of Montreal. — Our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on our ability to pay all amounts due on the notes on each interest payment date and at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.

•
Potential conflicts. — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock Issuers, including extending loans to, or making equity investments in, the Reference Stock Issuers, or providing advisory services to them.  In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock Issuers, and these reports may or may not recommend that investors buy or hold shares of the Reference Stocks.  As a potential purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock Issuer that in your judgment is appropriate to make an informed investment decision.

•
The inclusion of the underwriting commission and hedging profits, if any, in the original offering price of the notes, as well as our hedging costs, is likely to adversely affect the price at which you can sell your notes. — Assuming no change in market conditions or any other relevant factors, the price, if any, at which BMO Capital Markets Corp. or any other party may be willing to purchase the notes in secondary market transactions may be lower than the initial public offering price. The initial public offering price will include, and any price quoted to you is likely to exclude, the underwriting commission paid in connection with the initial distribution. The initial public offering price may also include, and any price quoted to you would be likely to exclude, the hedging profits that we expect to earn with respect to hedging our exposure under the notes. In addition, any such price is also likely to reflect a discount to account for costs associated with establishing or unwinding any related hedge transaction, such as dealer discounts, mark-ups and other transaction costs.

•
You will have no ownership rights in the applicable Reference Stock. — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock Issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.

•
No affiliation with the Reference Stock Issuers. — We are not affiliated with the Reference Stock Issuers.  You should make your own investigation into the Reference Stocks and the Reference Stock Issuers. We are not responsible for any Reference Stock Issuer’s public disclosure of information, whether contained in SEC filings or otherwise.

•
Lack of liquidity. — The notes will not be listed on any securities exchange.  BMO Capital Markets Corp. may offer to purchase the notes in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which BMO Capital Markets Corp. is willing to buy the notes.

•
Hedging and trading in the Reference Stocks. — We or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to the Reference Stock. We or our affiliates may also trade in the Reference Stocks or instruments related to one or more of the Reference Stocks from time to time. Any of these hedging or trading activities as of the pricing date and during the term of the notes could adversely affect our payment to you at maturity.

•
Many economic and market factors will influence the value of the notes. — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, and which are described in more detail in the product supplement.

The Reference Stocks

All information contained herein on the Reference Stocks and on the Reference Stock Issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock Issuer under the Exchange Act can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.  See the section “The Reference Stock Issuers” in the product supplement for additional information.

AK Steel Holding Corporation

AK Steel Holding Corporation, through its wholly-owned subsidiary, produces flat rolled carbon steel. The company produces coated, cold rolled, and hot rolled carbon steel for the automotive, appliance, construction, and manufacturing markets. The company also cold rolls and aluminum coats stainless steel for automotive industry customers. Its common stock is traded on the New York Stock Exchange under the symbol “AKS.”

Historical Information of the Common Stock of AK Steel Holding Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through March 28, 2012.

		High ($)	Low ($)
2009	First Quarter	13.00	5.45
	Second Quarter	21.14	7.77
	Third Quarter	23.39	15.42
	Fourth Quarter	22.35	15.51

2010	First Quarter	25.77	19.54
	Second Quarter	25.00	11.92
	Third Quarter	15.41	11.52
	Fourth Quarter	16.69	12.32

2011	First Quarter	17.61	14.10
	Second Quarter	16.96	14.08
	Third Quarter	16.61	6.54
	Fourth Quarter	9.19	5.77

2012	First Quarter (through March 28, 2012)	10.04	6.88

Clean Energy Fuels Corp.

Clean Energy Fuels Corporation designs, builds, finances and operates natural gas filling stations for vehicle fleets. The company also helps its customers acquire and finance natural gas vehicles and obtain local, state, and federal clean air rebates and incentives. Its common stock is traded on the Nasdaq Global Select Market under the symbol “CLNE.”

Historical Information of the Common Stock of Clean Energy Fuels Corp.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through March 28, 2012.

		High ($)	Low ($)
2009	First Quarter	7.22	4.70
	Second Quarter	10.10	6.10
	Third Quarter	14.80	8.06
	Fourth Quarter	16.18	11.30

2010	First Quarter	22.78	15.68
	Second Quarter	23.47	13.88
	Third Quarter	18.88	14.21
	Fourth Quarter	15.70	13.26

2011	First Quarter	16.40	11.76
	Second Quarter	17.41	12.40
	Third Quarter	17.01	11.08
	Fourth Quarter	13.50	9.87

2012	First Quarter (through March 28, 2012)	23.92	12.95

Riverbed Technology, Inc.

Riverbed Technology, Inc. manufactures and markets appliances used to connect computers in wide area networks. Its common stock is traded on the Nasdaq Global Select Market under the symbol “RVBD.”

Historical Information of the Common Stock of Riverbed Technology, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through March 28, 2012.

		High ($)	Low ($)
2009	First Quarter	7.25	4.51
	Second Quarter	12.14	6.88
	Third Quarter	12.74	9.21
	Fourth Quarter	12.43	9.98

2010	First Quarter	14.52	11.21
	Second Quarter	16.03	13.08
	Third Quarter	23.23	13.56
	Fourth Quarter	37.30	21.41

2011	First Quarter	44.48	32.39
	Second Quarter	39.59	30.92
	Third Quarter	41.42	19.96
	Fourth Quarter	29.50	19.48

2012	First Quarter (through March 28, 2012)	29.92	23.81

United States Steel Corporation

United States Steel Corporation is an integrated steel producer flat-rolled and tubular products with production operations in North America and Europe. The company uses iron ore and coke as primary raw materials for steel production. Its common stock is traded on the New York Stock Exchange under the symbol “X.”

Historical Information of the Common Stock of United States Steel Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through March 28, 2012.

		High ($)	Low ($)
2009	First Quarter	40.14	16.88
	Second Quarter	41.83	22.62
	Third Quarter	50.24	30.50
	Fourth Quarter	56.86	34.48

2010	First Quarter	65.44	44.07
	Second Quarter	69.71	38.55
	Third Quarter	49.59	37.66
	Fourth Quarter	59.02	40.25

2011	First Quarter	63.64	52.33
	Second Quarter	54.64	41.07
	Third Quarter	46.91	21.99
	Fourth Quarter	28.51	20.19

2012	First Quarter (through March 28, 2012)	32.25	25.25

Amazon.com, Inc.

Amazon.com, Inc. is an online retailer that offers a wide range of products, including: books, music, videotapes, computers, electronics, home and garden, and numerous other products. The company offers personalized shopping services, web-based credit card payment, and direct shipping to customers. Its common stock is traded on the Nasdaq Global Select Market under the symbol “AMZN.”

Historical Information of the Common Stock of Amazon.com, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through March 28, 2012.

		High ($)	Low ($)
2009	First Quarter	75.58	48.44
	Second Quarter	87.56	73.50
	Third Quarter	93.85	75.63
	Fourth Quarter	142.25	88.67

2010	First Quarter	136.55	116.00
	Second Quarter	150.09	108.61
	Third Quarter	160.73	109.14
	Fourth Quarter	184.76	153.03

2011	First Quarter	191.25	160.97
	Second Quarter	206.07	178.34
	Third Quarter	241.69	177.79
	Fourth Quarter	246.71	173.10

2012	First Quarter (through March 28, 2012)	205.44	175.93

Bank of America Corporation

Bank of America Corporation accepts deposits and offers banking, investing, asset management, and other financial and risk-management products and services. The company has a mortgage lending subsidiary, and an investment banking and securities brokerage subsidiary. Its common stock is traded on the New York Stock Exchange under the symbol “BAC.”

Historical Information of the Common Stock of Bank of America Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through March 28, 2012.

		High ($)	Low ($)
2009	First Quarter	14.33	3.14
	Second Quarter	14.17	7.05
	Third Quarter	17.98	11.84
	Fourth Quarter	18.59	14.58

2010	First Quarter	18.04	14.45
	Second Quarter	19.48	14.37
	Third Quarter	15.67	12.32
	Fourth Quarter	13.56	10.95

2011	First Quarter	15.25	13.33
	Second Quarter	13.72	10.50
	Third Quarter	11.09	6.06
	Fourth Quarter	7.35	4.99

2012	First Quarter (through March 28, 2012)	9.93	5.80

CF Industries Holdings, Inc.

CF Industries Holdings, Inc. manufactures and distributes nitrogen and phosphate fertilizer products in globally. The company's principal products in the nitrogen segment are ammonia, urea, urea ammonium nitrate solution, ammonium nitrate, diesel exhaust fluid and aqua ammonia. The principal products in the phosphate segment are diammonium phosphate and monoammonium phosphate. Its common stock is traded on the New York Stock Exchange under the symbol “CF.”

Historical Information of the Common Stock of CF Industries Holdings, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through March 28, 2012.

		High ($)	Low ($)
2009	First Quarter	74.00	44.25
	Second Quarter	83.06	66.20
	Third Quarter	90.19	69.62
	Fourth Quarter	94.95	78.48

2010	First Quarter	108.23	90.03
	Second Quarter	92.90	58.56
	Third Quarter	101.69	65.49
	Fourth Quarter	136.67	94.11

2011	First Quarter	152.02	122.56
	Second Quarter	155.19	129.25
	Third Quarter	189.78	123.39
	Fourth Quarter	176.42	120.98

2012	First Quarter (through March 28, 2012)	191.56	153.81

Salesforce.com, Inc.

Salesforce.com, Inc. provides software on demand. The company supplies a customer relationship management service to businesses worldwide providing a technology platform for customers and developers to build and run business applications. Clients use the company to manage their customer, sales and operational data. Its common stock is traded on the New York Stock Exchange under the symbol “CRM.”

Historical Information of the Common Stock of Salesforce.com, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through March 28, 2012.

		High ($)	Low ($)
2009	First Quarter	37.03	25.77
	Second Quarter	44.90	32.69
	Third Quarter	58.54	35.57
	Fourth Quarter	74.64	54.51

2010	First Quarter	77.51	62.08
	Second Quarter	97.10	75.54
	Third Quarter	123.14	87.07
	Fourth Quarter	150.58	99.91

2011	First Quarter	146.47	120.01
	Second Quarter	153.56	128.96
	Third Quarter	159.32	110.86
	Fourth Quarter	139.14	98.02

2012	First Quarter (through March 28, 2012)	157.34	97.48

Freeport-McMoRan Copper & Gold Inc.

Freeport-McMoRan Copper & Gold Inc., through its subsidiary, is a copper, gold and molybdenum mining company. The company primarily mines for copper and owns mining interests in Chile and Indonesia. The company, through a subsidiary, is also involved in smelting and refining of copper concentrates. Its common stock is traded on the New York Stock Exchange under the symbol “FCX.”

Historical Information of the Common Stock of Freeport-McMoRan Copper & Gold Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through March 28, 2012.

		High ($)	Low ($)
2009	First Quarter	21.53	11.07
	Second Quarter	30.21	19.14
	Third Quarter	36.58	22.50
	Fourth Quarter	43.66	32.70

2010	First Quarter	44.05	33.35
	Second Quarter	43.67	29.33
	Third Quarter	43.52	29.09
	Fourth Quarter	60.05	43.62

2011	First Quarter	60.92	47.79
	Second Quarter	57.44	46.83
	Third Quarter	56.30	30.45
	Fourth Quarter	42.80	29.87

2012	First Quarter (through March 28, 2012)	46.73	37.36

Goodyear Tire & Rubber Company

The Goodyear Tire & Rubber Company develops, manufactures, distributes, and sells tires for most applications. The company also manufactures and markets several lines of rubber and rubber-related chemicals and provides automotive repair services.The company also retreads truck, aircraft, and heavy equipment tires. The company provides its products and services worldwide. Its common stock is traded on the New York Stock Exchange under the symbol “GT.”

Historical Information of the Common Stock of Goodyear Tire & Rubber Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through March 28, 2012.

		High ($)	Low ($)
2009	First Quarter	7.95	3.51
	Second Quarter	13.51	6.49
	Third Quarter	18.32	10.55
	Fourth Quarter	17.81	12.54

2010	First Quarter	15.94	12.50
	Second Quarter	14.65	9.94
	Third Quarter	12.37	9.24
	Fourth Quarter	12.11	9.56

2011	First Quarter	15.45	11.58
	Second Quarter	18.72	14.61
	Third Quarter	17.89	9.39
	Fourth Quarter	14.84	9.37

2012	First Quarter (through March 28, 2012)	15.28	11.46

Halliburton Company

Halliburton Company provides energy services and engineering and construction services, as well as manufactures products for the energy industry. The company offers services and products and integrated solutions to customers in the exploration, development, and production of oil and natural gas. Its common stock is traded on the New York Stock Exchange under the symbol “HAL.”

Historical Information of the Common Stock of Halliburton Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through March 28, 2012.

		High ($)	Low ($)
2009	First Quarter	21.16	14.78
	Second Quarter	24.33	15.55
	Third Quarter	28.32	18.72
	Fourth Quarter	31.75	25.74

2010	First Quarter	34.60	28.10
	Second Quarter	34.96	21.15
	Third Quarter	33.40	24.98
	Fourth Quarter	41.15	31.40

2011	First Quarter	49.84	38.17
	Second Quarter	51.00	45.33
	Third Quarter	57.27	30.52
	Fourth Quarter	39.13	28.68

2012	First Quarter (through March 28, 2012)	38.51	32.48

lululemon athletica inc.

lululemon athletica inc.  designs and retails athletic clothing. The company produces fitness pants, shorts, tops and jackets for yoga, dance, running, and general fitness. Its common stock is traded on the Nasdaq Global Select Market under the symbol “LULU.”

Historical Information of the Common Stock of lululemon athletica inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through March 28, 2012.

		High ($)	Low ($)
2009	First Quarter	4.33	2.25
	Second Quarter	7.61	4.56
	Third Quarter	12.25	5.80
	Fourth Quarter	15.42	10.68

2010	First Quarter	20.95	13.14
	Second Quarter	22.79	17.91
	Third Quarter	22.92	15.95
	Fourth Quarter	36.76	21.55

2011	First Quarter	44.92	33.48
	Second Quarter	56.55	41.55
	Third Quarter	63.76	45.45
	Fourth Quarter	57.94	43.61

2012	First Quarter (through March 28, 2012)	75.95	47.03

MercadoLibre, Inc.

MercadoLibre, Inc. operates an online trading site for the Latin American markets. The company's website allows businesses and individuals to list items and conduct sales and purchases online in either a fixed-price or auction format. The company offers classified advertisements for motor vehicles, vessels, aircraft, real estate and services, and offers online payment services. Its common stock is traded on the Nasdaq Global Select Market under the symbol “MELI.”

Historical Information of the Common Stock of MercadoLibre, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through March 28, 2012.

		High ($)	Low ($)
2009	First Quarter	19.61	12.47
	Second Quarter	28.94	18.53
	Third Quarter	38.93	23.28
	Fourth Quarter	54.45	35.60

2010	First Quarter	51.88	36.37
	Second Quarter	60.75	44.79
	Third Quarter	75.14	52.13
	Fourth Quarter	72.46	58.00

2011	First Quarter	81.63	64.97
	Second Quarter	92.20	74.33
	Third Quarter	85.06	53.75
	Fourth Quarter	94.62	49.53

2012	First Quarter (through March 28, 2012)	102.75	80.25

Transocean Ltd.

Transocean Ltd. is an offshore drilling contractor. The company owns or operates mobile offshore drilling units, inland drilling barges, and other assets utilized in the support of offshore drilling activities worldwide. The company specializes in technically demanding segments of the offshore drilling business, including deepwater and harsh environment drilling services. Its registered shares trade on the New York Stock Exchange under the symbol “RIG.”

Historical Information of the Registered Shares of Transocean Ltd.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through March 28, 2012.

		High ($)	Low ($)
2009	First Quarter	64.87	46.39
	Second Quarter	84.65	59.32
	Third Quarter	87.11	67.31
	Fourth Quarter	92.75	79.15

2010	First Quarter	93.02	79.24
	Second Quarter	92.03	42.58
	Third Quarter	65.13	45.26
	Fourth Quarter	72.80	61.91

2011	First Quarter	85.47	69.44
	Second Quarter	80.99	59.81
	Third Quarter	65.05	47.74
	Fourth Quarter	59.99	38.39

2012	First Quarter (through March 28, 2012)	58.70	38.97

Silver Wheaton Corporation

Silver Wheaton Corporation purchases and sells by-product silver from operating mines. The company has long term contracts to purchase all or a portion of the silver production from mines in Mexico, Sweden, Peru, Greece and the United States. Its common stock is traded on the New York Stock Exchange under the symbol “SLW.”

Historical Information of the Common Stock of Silver Wheaton Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through March 28, 2012.

		High ($)	Low ($)
2009	First Quarter	8.58	5.31
	Second Quarter	10.95	7.26
	Third Quarter	13.21	7.44
	Fourth Quarter	17.32	11.96

2010	First Quarter	17.45	13.57
	Second Quarter	21.36	16.22
	Third Quarter	26.99	17.96
	Fourth Quarter	40.84	25.74

2011	First Quarter	45.02	29.24
	Second Quarter	46.91	30.19
	Third Quarter	40.94	29.45
	Fourth Quarter	37.10	27.45

2012	First Quarter (through March 28, 2012)	39.90	30.10

Urban Outfitters, Inc.

Urban Outfitters, Inc. operates retail stores and direct response, including a catalog and web sites. The company's Urban Outfitters and Anthropologie retail concepts sell fashion apparel, accessories, and household and gift merchandise. The company also designs and markets young women's casual wear which it provides to its retail operations and sells to retailers worldwide. Its common stock is traded on the Nasdaq Global Select Market under the symbol “URBN.”

Historical Information of the Common Stock of Urban Outfitters, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through March 28, 2012.

		High ($)	Low ($)
2009	First Quarter	18.69	14.00
	Second Quarter	22.59	15.35
	Third Quarter	31.68	18.93
	Fourth Quarter	35.64	28.91

2010	First Quarter	38.13	30.52
	Second Quarter	40.56	34.39
	Third Quarter	35.28	30.32
	Fourth Quarter	38.46	29.28

2011	First Quarter	38.50	29.62
	Second Quarter	33.10	28.15
	Third Quarter	33.57	22.32
	Fourth Quarter	28.10	21.90

2012	First Quarter (through March 28, 2012)	29.72	23.93

Wynn Resorts Limited

Wynn Resorts Limited owns and operates luxury hotels and destination casino resorts in Las Vegas, Nevada and in Macau, China. The resorts features guest rooms and suits, restaurants, golf courses, and on-site luxury automotive dealerships. Its common stock is traded on the Nasdaq Global Select Market under the symbol “WYNN.”

Historical Information of the Common Stock of Wynn Resorts Limited

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through March 28, 2012.

		High ($)	Low ($)
2009	First Quarter	55.28	15.40
	Second Quarter	49.98	21.55
	Third Quarter	73.25	29.91
	Fourth Quarter	69.91	53.73

2010	First Quarter	77.26	60.76
	Second Quarter	93.15	74.64
	Third Quarter	94.93	74.79
	Fourth Quarter	116.55	87.09

2011	First Quarter	130.81	108.99
	Second Quarter	149.74	129.42
	Third Quarter	165.25	115.08
	Fourth Quarter	139.73	102.20

2012	First Quarter (through March 28, 2012)	130.00	106.64

Examples of the Hypothetical Payment at Maturity for a $1,000 Investment in a Note

The following table illustrates the hypothetical payments at maturity on a $1,000 investment in a note, based on a hypothetical Initial Stock Price of $100.00, a hypothetical Trigger Price of $75.00 (75% of the Initial Stock Price), a range of hypothetical Final Stock Prices and the effect on the payment at maturity if (i) the closing market price of the Reference Stock does not fall below the Trigger Price at any time during the Monitoring Period or (ii) the closing market price of the Reference Stock declines below the Trigger Price at any time during the Monitoring Period.

The hypothetical examples shown below are intended to help you understand the terms of the notes.  The actual amount of cash or securities that you will receive at maturity will depend upon the Final Stock Price of the applicable Reference Stock, and whether its closing price was below the applicable Trigger Price on any trading day during the applicable Monitoring Period.

Hypothetical Final Stock Price	Hypothetical Final Stock Price Expressed as a Percentage of the Initial Stock Price	Payment At Maturity
		(i) if the closing market price of the Reference Stock does not fall below the Trigger Price on any day during the Monitoring Period	(ii) if the closing market price of the Reference Stock falls below the Trigger Price on any day during the Monitoring Period	Total Value of payment Received at Maturity*
$150.00	150%	$1,000.00	$1,000.00	$1,000.00
$125.00	125%	$1,000.00	$1,000.00	$1,000.00
$100.00	100%	$1,000.00	$1,000.00	$1,000.00
$90.00	90%	$1,000.00	10 shares of the Reference Stock or the Cash Delivery Amount	$900.00
$80.00	80%	$1,000.00	10 shares of the Reference Stock or the Cash Delivery Amount	$800.00
$75.00	75%	$1,000.00	10 shares of the Reference Stock or the Cash Delivery Amount	$750.00
$70.00	70%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$700.00
$50.00	50%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$500.00
$25.00	25%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$250.00
$0.00	0%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$0.00

* Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Delivery Amount) or the principal amount of your notes in cash. Also note that if you receive the Physical Delivery Amount, the total value of the payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.  Regardless of the performance of the Reference Stock, or of the payment that you receive at maturity, you will receive the interest payments on the notes.

U.S. Federal Tax Information

The following table sets forth the amount of stated interest on the notes and the portion that will be treated as an interest payment and as payment for the Put Option for U.S. federal income tax purposes.

RevEx Number	Reference Stock Issuer	Interest Rate per Annum	Treated as an Interest Payment	Treated as Payment for the Put Option
0727	AK Steel Holding Corporation	13.00%	[ ]%	[ ]%
0728	Clean Energy Fuels Corp.	12.00%	[ ]%	[ ]%
0729	Riverbed Technology, Inc.	14.50%	[ ]%	[ ]%
0730	United States Steel Corporation	14.00%	[ ]%	[ ]%
0731	Amazon.com, Inc.	9.00%	[ ]%	[ ]%
0732	Bank of America Corporation	10.50%	[ ]%	[ ]%
0733	CF Industries Holdings, Inc.	10.50%	[ ]%	[ ]%
0734	Salesforce.com, Inc.	12.00%	[ ]%	[ ]%
0735	Freeport-McMoRan Copper & Gold Inc.	12.00%	[ ]%	[ ]%
0736	Goodyear Tire & Rubber Company	13.00%	[ ]%	[ ]%
0737	Halliburton Company	10.00%	[ ]%	[ ]%
0738	lululemon athletica inc.	13.00%	[ ]%	[ ]%
0739	MercadoLibre, Inc.	13.25%	[ ]%	[ ]%
0740	Transocean Ltd.	9.50%	[ ]%	[ ]%
0741	Silver Wheaton Corporation	12.50%	[ ]%	[ ]%
0742	Urban Outfitters, Inc.	9.50%	[ ]%	[ ]%
0743	Wynn Resorts Limited	12.00%	[ ]%	[ ]%

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product supplement dated November 9, 2011 under “Supplemental U.S. Federal Income Tax Considerations,” which applies to the notes.

Supplemental Plan of Distribution (Conflicts of Interest)

BMO Capital Markets Corp. will purchase the notes from us at a purchase price reflecting the commission set forth on the cover page of this pricing supplement.  BMO Capital Markets Corp. has informed us that, as part of its distribution of the notes, it will reoffer the notes to other dealers who will sell them.  Each such dealer, or further engaged by a dealer to whom BMO Capital Markets Corp. reoffers the notes, will purchase the notes at an agreed discount to the initial offering price.

We own, directly or indirectly, all of the outstanding equity securities of BMO Capital Markets Corp., the agent for this offering. In accordance with FINRA Rule 5121, BMO Capital Markets Corp. may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

We reserve the right to withdraw, cancel or modify the offering of any of the notes and to reject orders in whole or in part.  You may cancel any order for the notes prior to its acceptance.

You should not construe the offering of any of the notes as a recommendation of the merits of acquiring an investment linked to the applicable Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.